Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

MillerKnoll Retirement Plan
Zeeland, Michigan

We hereby consent to the incorporation by reference in Registration Statement on No. 333-251572 on Form S-8 of MillerKnoll, Inc. our report dated June 27, 2024, appearing in the Annual Report on Form 11-K of the MillerKnoll Retirement Plan for the year ended December 31, 2023.

/s/ McConnell & Jones LLP

Houston, Texas
June 27, 2024